SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 30, 2006
(Date of earliest event reported)

FIRST HORIZON ASSET SECURITIES INC., (as depositor under the Pooling and Servicing Agreement, dated as of May 1, 2006, providing for the issuance of the First Horizon Alternative Mortgage Securities Trust 2006-RE2, Mortgage Pass-Through Certificates, Series 2006-RE2).

FIRST HORIZON ASSET SECURITIES INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-132046	75-2808384
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4000 Horizon Way	75063
Irving, Texas (Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 441-4000

Check the appropriate box if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Reference is hereby made to the Registrant’s Registration Statement on Form S-3 (File No. 333-132046) filed with the Securities and Exchange Commission (the “Commission”) on April 20, 2006 (the “Registration Statement”), pursuant to which the Registrant registered $5,737,198,489 aggregate principal amount of its mortgage pass-through certificates, issuable in various series, for sale in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the Prospectus dated April 20, 2006 and the related Prospectus Supplement dated May 26, 2006 (collectively, the “Prospectus”), which will be filed with the Commission pursuant to Rule 424(b)(5), with respect to the Registrant’s Mortgage Pass-Through Certificates, Series 2006-RE2 (the “Offered Securities”).

The Registrant is filing this Current Report on Form 8-K/A to amend and restate the Current Report on Form 8-K, dated as of May 26, 2006 (the “Amended Current Report”) which was filed with the Commission on May 26, 2006 in order to amend and restate the Form 8-K and to supplant the supplemental tax opinion of Andrews Kurth LLP originally filed as Exhibit 8.2 to the Registration Statement and the related consent filed as Exhibit 23.2 under the Amended Current Report. This current report on Form 8-K/A supersedes the Amended Current Report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

8.2	Supplemental Tax Opinion of Andrews Kurth LLP

23.2	Consent of Andrews Kurth LLP (contained in the opinion filed as Exhibit 8.2)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON ASSET SECURITIES INC.

May 30, 2006	By:	/s/ Alfred Chang
Alfred Chang
Vice President